UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 23, 2018 (April 17, 2018)

Date of Report (Date of earliest event reported)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, the stockholders of Learning Tree International, Inc. (the “Company”) approved the Learning Tree International, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”). The 2018 Equity Plan was previously approved by the Board of Directors of the Company with its effectiveness being subject to receiving stockholder approval. A summary description of the material terms of the 2018 Equity Plan is set forth under the caption “Proposal 2: Approve the 2018 Equity Incentive Plan” on pages 21 to 23 of the Company’s definitive proxy statement on Schedule 14A (“Proxy Statement”) filed with the Securities and Exchange Commission on March 8, 2018, which description in the Proxy Statement is incorporated by reference herein. Additionally, the description of the 2018 Equity Plan is qualified in its entirety by reference to the full text of the 2018 Equity Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1     Learning Tree International, Inc. 2018 Equity Incentive Plan (incorporated by reference to Annex A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 8, 2018).

Exhibit 10.2      Learning Tree International, Inc. Form of Incentive Stock Option Award Agreement (filed herewith).

Exhibit 10.3      Learning Tree International, Inc. Form of Non-Qualified Stock Option Award Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 23, 2018	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)